SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DYNAMIC HEALTH PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dynamic Health Products, Inc.

6911 Bryan Dairy Road, Suite 210

Largo, Florida 33777

January 14, 2005

Dear Stockholder,

You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the “Meeting”) of Dynamic Health Products, Inc. (the “Company”). The Meeting will be held February 17, 2005 at 10:00 a.m. local time, at 6911 Bryan Dairy Road, Suite 210, Largo, Florida 33777.

The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors. We also will report on the progress of the Company and comment on matters of current interest.

It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to the Company will not prevent you from voting in person at the Meeting if you are present and choose to do so.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Your Board of Directors and management look forward to greeting you personally at the Meeting.

Sincerely,

/s/ Mandeep K. Taneja
Mandeep K. Taneja Chief Executive Officer and President

Dynamic Health Products, Inc.

6911 Bryan Dairy Road, Suite 210

Largo, Florida 33777

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, FEBRUARY 17, 2005

Notice is hereby given that the 2004 Annual Meeting of Stockholders of Dynamic Health Products, Inc. (the “Company”), a Florida corporation, will be held at 6911 Bryan Dairy Road, Suite 210, Largo, Florida 33777, on February 17, 2005, at 10:00 a.m. local time (the “Meeting”) for the following purposes:

1.	To elect seven Directors to serve until the Annual Meeting in 2005 and until their successors are elected and qualified or until their earlier resignation, removal from office or inability to serve; and

2.	To approve an amendment to the Company’s amended and restated certificate of incorporation to increase the authorized shares of the Company’s “blank check” preferred stock from 2,000,000 to 5,000,000 and to remove previously designated but currently unissued classes of preferred stock; and

3.	To approve a reverse stock split of the Company’s common stock at a ratio of between four-for–five and one-for-two, to be implemented within 90 days of the Meeting date, at the discretion of the Company’s board of directors.

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2004 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on Thursday, December 30, 2004 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting, if you so desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

By Order of the Board of Directors,

/s/ Cani I. Shuman
Cani I. Shuman Chief Financial Officer, Secretary, Treasurer and Director

Largo, Florida

January 14, 2005

Dynamic Health Products, Inc.

6911 Bryan Dairy Road, Suite 210

Largo, Florida 33777

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors and management of Dynamic Health Products, Inc. (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2004 Annual Meeting of Stockholders (the “Meeting”), which will be held at 10:00 a.m., local time, on Thursday, February 17, 2005 at 6911 Bryan Dairy Road, Suite 210, Largo, Florida 33777.

The Board of Directors has fixed the close of business on Thursday, December 30, 2004 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. As of December 20, 2004, 13,210,114 shares of the Company’s Common Stock, par value $.01 per share, were issued and outstanding. For the purposes of determining the presence of a quorum at the Meeting, abstentions will be counted toward the number of shares represented at the Meeting and broker non-votes will be disregarded. The stockholders present at the Meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in the Meeting.

This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about January 14, 2005. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on December 30, 2004, on all matters that come before the Meeting.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast “for” or “against” are included. However, if a proxy is signed but no specification is given, the shares will be voted “FOR” Proposal 1 (to elect the Board’s nominees to the Board of Directors). A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly executed, later dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined as follows. Those persons will be elected directors who receive a plurality of the votes cast at the Annual Meeting in person or by proxy and entitled to vote on the election. For proposal 2 to amend the Company’s Amended and Restated Certificate of Incorporation, the affirmative vote of a majority of all shares of Common Stock outstanding is required. For each other matter, the affirmative vote of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote on such matter is required for approval.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast “for” or “against” are included. However, if a proxy is signed but no specification is given, the shares will be voted “FOR” Proposals 1, 2 and 3. A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly executed, later dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies may be made by mail, telephone, facsimile or telegraph or in person by directors, officers and regular employees of the Company, without additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out of pocket expenses incurred in so doing.

1.	ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation, removal from office or death. The following six individuals currently serve on the Board of Directors and all have been nominated for re-election:

Jugal K. Taneja

Mandeep K. Taneja

Cani I. Shuman

Kotha S. Sekharam

Rakesh K. Sharma, M.D.

Morton L. Stone

The following individual has been nominated to serve on the Board of Directors:

David W. Brown

All of the foregoing nominees have consented to serve as a director, if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOREGOING NOMINEES AS DIRECTORS.

Stockholders may vote for up to seven nominees and the seven nominees receiving the most votes cast at the Meeting, in person or by proxy, will be elected as Directors. The Stockholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the proxies will be voted for such other person or persons for the office of Director as the Board of Directors may recommend. For further information on Messrs. Jugal K. Taneja, Mandeep K. Taneja, Kotha S. Sekharam, Rakesh K. Sharma, M.D., Morton L. Stone, David W. Brown and Ms. Cani I. Shuman, see “Management-Directors and Executive Officers” and “Security Ownership of Management and Others.”

MANAGEMENT–DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following are the names and certain information regarding the current Directors and Executive Officers of the Company:

Name	Age	Position	Director Since
Jugal K. Taneja	61	Chairman of the Board and Director	1992
Mandeep K. Taneja	31	Chief Executive Officer, President and Director	2000
Cani I. Shuman	48	Chief Financial Officer, Secretary, Treasurer and
		Director	2001
Kotha S. Sekharam, Ph.D.	54	Director	1995
Rakesh K. Sharma, M.D.	47	Director	1999
Morton L. Stone	73	Director	2002

Pursuant to the Company’s bylaws, each director serves for a term of one year and until his successor is duly qualified. Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at the Company’s annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. Some of the directors and executive officers of the Company also serve in various capacities with subsidiaries of the Company. Mandeep K. Taneja is the adult son of Jugal K. Taneja. There are no other family relationships among any of the Company’s other directors and executive officer.

Background of Executive Officers and Directors

Jugal K. Taneja has served as the Company’s Chairman of the Board since its inception. Until June 1998 and from November 1999 until February 2002, he also served as the Company’s Chief Executive Officer. In addition to his service to the Company, Mr. Taneja operates several other companies. He serves as Chairman of the Board of DrugMax, Inc., and since October 2000 has served as DrugMax’s Chief Executive Officer. He previously served as DrugMax’s Chief Executive Officer from its inception in October 1993 through April 1995, and again from January 1996 until August 1999. Further, he served at various times over the years as DrugMax’s President and Secretary. DrugMax is a publicly-held company operating as a business to business wholesaler and retailer of pharmaceuticals, over-the counter drugs, health and beauty care products and private label dietary supplements. Mr. Taneja also serves as a director and Chairman of the Board of GeoPharma, Inc., a publicly-held company that manufactures and distributes nutritional and health products, and manufactures generic and over-the-counter drugs. Mr. Taneja also serves as a director of Vertical Health Solutions, Inc., a publicly-held company that distributes veterinary products. Mr. Taneja holds degrees in Petroleum Engineering, Mechanical Engineering, and a Masters in Business Administration from Rutgers University.

Mandeep K. Taneja has served as a director of the Company and as the Company’s President since November 2000. He has also served as the Company’s Chief Executive Officer since December 2002. Prior to that he served as President of the Company’s subsidiary, Online Meds Rx, Inc., formerly known as Dynamic Life, Inc., since June 2000. In addition, he served as Director of Finance for Dynamic Life Korea Ltd. from April 2000 until November 2000. He was also employed as an associate of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. from July through October 2000. Mr. Taneja holds a Bachelor of Arts degree in political science from the University of Rochester as well as Management Certificates in marketing and organizational behavior. He also holds a Juris Doctorate from the University of Miami and is an attorney. Mr. Taneja is the son of Jugal K. Taneja.

Cani I. Shuman has served as a director of the Company since August 2001 and has served as the Company’s Chief Financial Officer since November 2000. Ms. Shuman has served as the Company’s Secretary and Treasurer since April 2000, and was Corporate Controller of the Company from February 1999 through November 2000. Prior to that she served as Chief Financial Officer of the Company since January 1998. Prior to her employment with the Company in January 1998, she was employed in public accounting with Hacker, Johnson, Cohen & Grieb, PA, and Copeland and Company, CPAs. Prior to that, she held accounting positions in private industry. Ms. Shuman is a certified public accountant and holds a B.S. degree in Accounting from the University of South Florida.

Dr. Kotha S. Sekharam has served as a director of the Company since June 1996 and served as the Company’s President from June 1996 through November 2000. Dr. Sekharam was a founder and a director of Nu-Wave Health Products, Inc., and served as its President from June 1996 through March 1998, and served as Nu-Wave’s Vice President from September 1995 until June 1996. The Company acquired 80% of Nu-Wave in September 1995 and the additional 20% of Nu-Wave in July 1997. From 1992 until September 1995, he served as Director of Research and Development of Energy Factors, acquired by the Company in June 1998. Dr. Sekharam is also President of GeoPharma, Inc., a publicly-held company that manufactures and distributes nutritional and health products, and manufactures generic and over-the-counter drugs. Dr. Sekharam holds a Ph.D. in food sciences from Central Food Technological Research Institute, Mysore, India, a United Nations university center and has over 15 years of experience in the food and health industry.

Rakesh K. Sharma, M.D. became a director of the Company in March 1999. Dr. Sharma is a cardiologist and is a member of the medical staff of several hospitals in the Tampa Bay, Florida area and is a director of Eonnet Media, Inc.

Morton L. Stone became a director of the Company in February 2002. He was a partner in Ulmer & Berne, LLP, a Cleveland, Ohio based law firm, until his retirement in December 1997. Mr. Stone’s field of concentration was in business and corporate law. Since that time, he has provided business consulting services. He received undergraduate and law degrees from Case Western Reserve University.

Background of Nominee

David W. Brown has served as President and Chief Executive Officer of SYMCO, Inc., a manufacturer and distributor of dietary supplements, since October 2004. Prior to that he served as General Manager of Nutrition Business Advisors, LLC since August 2003. Prior to that Mr. Brown served as a Director, President and Chief Executive Officer of Metabolife International, Inc. since August 2000. Prior to that he served as President of Natural Balance, Inc. since June 1996. Mr. Brown holds a Bachelors of Art degree in Japanese from Brigham Young University. He also holds a Juris Doctorate from Cornell University Law School and is a member of the California and Colorado bar associations.

Board of Directors

The Board of Directors of the Company held two formal meetings during the fiscal year ending March 31, 2004. The entire Board of Directors functions as a Nominating Committee for recommending to stockholders candidates for positions on the Board of Directors and the Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company.

Audit Committee and Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Act of 1934 that might incorporate future filings made by the Company under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by the Company under those statutes, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Currently, the Company’s Audit Committee consists of Messrs. Kotha S. Sekharam, Rakesh K. Sharma, M.D. and Morton L. Stone. Each of the members of the Audit Committee is independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers. At this time, an audit committee financial expert is not required for the Company and it does not have an audit committee financial expert serving on its audit committee.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting activities. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent auditors. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent auditors and are in no way designed to supersede or alter the traditional responsibilities of the Company’s management and independent auditors. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee met one time during the fiscal year ending March 31, 2004.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2004 with the Company’s management. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has received the written disclosures and letters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), from Brimmer, Burek & Keelan LLP (“BBK”), the Company’s independent auditor for the fiscal year ended March 31, 2004.

The Audit Committee has considered the provision of services by BBK, covered in “Audit and Related Fees” below, and has determined that such services are compatible with maintaining their independence from the Company.

Respectfully submitted,

The Audit Committee

Kotha S. Sekharam, Ph.D.

Rakesh K. Sharma, M.D.

Morton L. Stone

Audit and Related Fees

Audit Fees. The aggregate fees billed by BBK for professional services rendered for the audit of the Company’s annual financial statements for the year ended March 31, 2004 and for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB during that fiscal year were $15,500.00.

Financial Information Systems Design and Implementation Fees. The Company did not engage BBK to provide professional services to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2004.

All Other Fees. The aggregate fees billed by BBK for services rendered to the Company, other than the services covered in “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the fiscal year ended March 31, 2004 were $10,235, which fees primarily relate to the preparation of the Company’s income tax returns and other tax matters.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Independent Auditors

BBK served as the Company’s independent auditors for the fiscal year ended March 31, 2004. The Board of Directors of the Company has not selected independent auditors for the Company and its subsidiaries for the fiscal year ending March 31, 2005. A representative of BBK is expected to be present at the Meeting and will have the opportunity to make a statement and to respond to the appropriate questions.

Compensation Committee

The Compensation Committee, consisting of Messrs. Kotha S. Sekharam, Rakesh K. Sharma, M.D. and Morton L. Stone, is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, and the Committee is authorized to exercise all of the powers of the Board in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. The Compensation Committee did not meet during the fiscal year ended March 31, 2004.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and stockholders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company’s knowledge, based solely upon a review of forms, reports and certificates furnished to the Company by such persons, all such reports were filed on a timely basis.

See “Certain Transactions” for additional information on certain members of management and the board of directors.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

To the knowledge of the Company, the following table sets forth, as of December 20, 2004, information as to the beneficial ownership of the Company’s voting securities by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company’s voting securities, (ii) each person serving the Company as a director on such date, (iii) each person serving the Company as an executive officer on such date who qualifies as a named executive officer, as defined in Item 402(a)(2) of Regulation S-B under the Securities Exchange Act of 1934, and all of the directors and executive officers of the Company as a group. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned(1)	Percentage of Class(1)
Jugal K. Taneja(2)	4,558,372	33.9%
Manju Taneja(3)	1,731,404	12.9%
William L. LaGamba(4)	1,769,000	13.2%
Michele LaGamba(5)	1,769,000	13.2%
Mandeep K. Taneja(6)	1,513,328	11.3%
Mihir K. Taneja	1,479,996	11.0%
Kotha S. Sekharam, Ph.D.(7)	495,796	3.7%
Morton L. Stone(8)	166,664	1.2%
Cani I. Shuman(9)	33,332	*
Rakesh K. Sharma, M.D.(10)	33,332	*
All Directors and Executive Officers as a group (6 persons)	6,800,824	50.6%

*	Less than 1%.

(1)	Based on 13,210,114 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. To the Company’s knowledge, the persons name in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, except as indicated in the other footnotes to this table. Unless otherwise indicated, the business address of each of the beneficial owners named above is: c/o Dynamic Health Products, Inc., 6911 Bryan Dairy Road, Suite 210, Largo, Florida 33777.

(2)	Includes 1,652,740 shares beneficially owned by Manju Taneja, Jugal K. Taneja’s spouse, as to which Mr. Taneja exercises no investment or voting power and disclaims beneficial ownership. Also includes (i) 2,680,304 shares owned by Carnegie Capital, Ltd. and (ii) 80,000 shares owned by First Delhi Family Partnership, Ltd. Mr. Taneja is the general partner of Carnegie Capital, Ltd. and First Delhi Family Partnership, Ltd. As such, Mr. Taneja holds sole voting and investment power with respect to the shares held of record by Carnegie Capital, Ltd. and First Delhi Family Partnership, Ltd. Includes 66,664 shares issuable upon exercise of currently exercisable options.

(3)	Includes 78,664 shares beneficially owned by Jugal K. Taneja, as to which Manju Taneja exercises no investment or voting power and disclaims beneficial ownership. Excludes (i) 2,680,304 shares owned by Carnegie Capital, Ltd., and (ii) 80,000 shares owned by First Delhi Family Partnership, Ltd., as to which Mrs. Taneja exercises no investment or voting power and disclaims beneficial ownership.

(4)	Includes 784,000 shares owned by Michele LaGamba, Mr. LaGamba’s spouse, as to which Mr. LaGamba exercises no investment or voting power and disclaims beneficial ownership. Also includes and 504,000 shares held by Mr. LaGamba as custodian for their minor children.

(5)	Includes 481,000 shares owned by William L. LaGamba, and 504,000 shares held by Mr. LaGamba as custodian for their minor children, as to which Mrs. LaGamba exercises no investment or voting power and disclaims beneficial ownership.

(6)	Includes 33,332 shares issuable upon exercise of currently exercisable options.

(7)	Includes 40,000 shares owned by Madhavi Sekharam, Dr. Sekharam’s spouse, as to which Dr. Sekharam exercises no investment or voting power and disclaims beneficial ownership. Includes 33,332 shares issuable upon exercise of currently exercisable options.

(8)	Includes 33,332 shares issuable upon exercise of currently exercisable options.

(9)	Includes 33,332 shares issuable upon exercise of currently exercisable options.

(10)	Includes 33,332 shares issuable upon exercise of currently exercisable options.

Shares of the common stock of the Company are listed and traded on the OTC Bulletin Board (“OTCBB”) under the symbol “DYHP.”

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)					Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($)		Securities Underlying Options/SARs #(2)
Mandeep K. Taneja, Chief Executive Officer and President(3)	2004 2003 2002	$ $ $	153,000 105,000 60,000	$ $ $	9,360 -0- 5,000	25,000 100,000 0

Jugal K. Taneja, Chairman(4)	2004 2003 2002	$ $ $	150,000 195,000 240,000	$ $ $	-0- -0- 10,000	50,000 200,000 0

(1)	The compensation described in this table does not include medical and dental insurance benefits received by the named executive officers, if applicable, which are available generally to all employees of the Company and certain perquisites and other personal benefits received by the named executive officers, the value of which does not exceed the lesser of $50,000 or 10% of any such officer’s total salary and bonus disclosed in the table.

(2)	Effective December 20, 2002 and January 23, 2004, the Company’s officers and directors were granted common stock options by action of the Company’s Board of Directors. The options vest pro rata over a three year period beginning December 20, 2003 and January 23, 2005, respectively. The exercise price of the options for the December 20, 2002 grant was $0.1625 ($0.65 pre-split) and the exercise price of the options for the January 23, 2004 grant was $1.00, based on the closing price of the Company’s stock on the OTC Bulletin Board the business date prior to the date of the grant. For an officer or director who, at the time of the grant, owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the exercise price of the of the options for the December 20, 2002 grant was $0.17875 ($0.715 pre-split) and the exercise price of the options for the January 23, 2004 grant was $1.10, based on the closing price of the Company’s stock on the OTC Bulletin Board the business date prior to the date of the grant.

(3)	Mr. Mandeep Taneja served as the Company’s Chief Executive Officer since December 2002.

(4)	Mr. Jugal Taneja served as the Company’s Chief Executive Officer until June 1998 and from November 1999 until February 2002, and has served as a Consultant since February 2002.

During the year ended March 31, 2004, the Company paid each director a fee of $500 for each meeting attended by such director, but not less than $2,000 per year if they attended at least three meetings during the year. Outside directors who serve on board committees will be paid a fee of $100 for each committee meeting attended by such director. In addition, directors receive reimbursement for reasonable expenses incurred in attending meetings.

Consulting Agreement

Jugal K. Taneja has been a valuable employee of the Company and management of the Company realized that Mr. Taneja has demonstrated a keen understanding of the Company’s operations, such that it is desirable to retain Mr. Taneja’s services under a consulting agreement. On February 14, 2002, the Company entered into a Consulting Agreement with Jugal K. Taneja, to reflect his current position as a consultant to the Company. During the three year term of the Consulting Agreement, commencing January 1, 2002, Mr. Taneja shall be deemed to be an independent contractor and is free to devote his time, energy and skill to any such person, firm or company as he deems advisable. The annual compensation payable under the agreement was $240,000, as consideration for the services to be rendered under the agreement. On October 1, 2002, upon mutual agreement between the parties, the annual base compensation payable under the agreement was reduced to $150,000. The agreement contains confidentiality and non-compete provisions.

Employee And Non-Employee Stock Option Plans

1999 Stock Option Plan

In March 1999, the Company’s Board of Directors adopted the Company’s 1999 Stock Option Plan, which has been approved by the Company’s shareholders. The 1999 Plan will enable the Company to attract and retain top-quality executive employees, officers, directors and consultants, and to provide such executive employees, officers, directors and consultants with an incentive to enhance stockholder return. The 1999 Plan will allow the grant to officers, directors, or other key employees and consultants of the Company, of options to purchase up to a maximum aggregate of 6,000,000 shares of Company common stock.

The Board of Directors of the Company or a committee of the Board may administer the 1999 Plan, and has complete discretion to select the optionees and terms and conditions of each option, subject to the provisions of the 1999 Plan. Options granted under the 1999 Plan may be “incentive stock options” as defined in Section 411 of the Internal Revenue Code of 1986 or so-called nonqualified options. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Company’s common stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Internal Revenue Code currently limits to $100,000 the aggregate value of the common stock that may be acquired in any one year pursuant to incentive stock options under the 1999 Plan or any other option plan adopted by the Company.

Nonqualified options may be granted under the 1999 Plan at an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of common stock that may be acquired pursuant to such options in any one year.

Subject to the limitations contained in the 1999 Plan, options become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement, when the option expires and becomes unexercisable, and may also provide for the option expiration of at least thirty days upon termination of employment for any reason. No option held by directors, executive officers or other persons subject to Section 16 of the Securities Exchange Act of 1934 may be exercised during the first six months after such option is granted.

Unless otherwise provided in the applicable stock option agreement, upon termination of employment of an optionee, all options that were then exercisable would terminate three months (twelve months in the case of termination by reason of death or disability) following termination of employment. Any options which were not fully vested and exercisable on the date of such termination would immediately be cancelled concurrently with the termination of employment.

Options granted under the 1999 Plan may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1999 Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1999 Plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 1999 Plan is effective for ten years, unless sooner terminated or suspended.

On January 23, 2004, the Board of Directors of the Company approved the retroactive granting of 700,000 (125,000 pre-split) options, effective as of December 20, 2002, and on January 23, 2004, the granting of 205,000 options, to be allocated to each of the Company’s officers and directors as of the respective dates. The exercise price of the options for the December 20, 2002 grant was $0.1625 ($0.65 pre-split) and the exercise price of the options for the January 23, 2004 grant was $1.00, based on the closing price of the Company’s stock on the OTC Bulletin Board the business date prior to the date of the grant. For an officer or director who, at the time of the grant, owned stock representing more than ten percent of the voting power of all classes of stock of the Company, the exercise price of the of the options for the December 20, 2002 grant was $0.17875 ($0.715 pre-split) and the exercise price of the options for the January 23, 2004 grant was $1.10, based on the closing price of the Company’s stock on the OTC Bulletin Board the business date prior to the date of the grant. Each of the employees of record were to receive the options based on their years of service and their salary. The following represents the common stock options outstanding as of March 31, 2003 and 2004.

Option balance outstanding, March 31, 2002	0
Granted	700,000
Exercised	0
Forfeited	0

Option balance outstanding, March 31, 2003	700,000
Granted	205,000
Exercised	0
Forfeited	0

Option balance outstanding, March 31, 2004	905,000

As of March 31, 2004, of the 905,000 options outstanding, 233,324 options were vested, with 671,676 being nonvested.

Forfeited options represent options granted to one or more employees of record whose employment is terminated, voluntarily or involuntarily, and based on their termination date, such options were considered nonvested.

CERTAIN TRANSACTIONS

On October 1, 1999, the Company entered into a triple-net lease agreement with GeoPharma, Inc. (“GeoPharma”), whereby GeoPharma agreed to lease the Company’s land and 33,222 square foot building situated in Largo, Florida for term of ten years. The initial rental under the lease was approximately $192,000 annually. The lease provides for an annual cost-of-living increase. This facility serves as GeoPharma’s corporate headquarters and also serves as part of GeoPharma’s offices, manufacturing, warehousing and shipping operations. Jugal K. Taneja, a principal shareholder and Chairman of the Board of the Company is also a principal shareholder and Chairman of the Board of GeoPharma. As of March 31, 2004, the Company’s investment in GeoPharma, consisting of 347,938 shares of its common stock, is included in marketable equity securities, net.

In January 2002, the Company issued 40,000 (10,000 pre-split) shares of common stock of the Company and in May 2002 the Company issued 80,000 (20,000 pre-split) shares of its common stock. The 120,000 (30,000 pre-split) shares of common stock were issued in exchange for 30,000 shares of Series B 6% Cumulative Convertible Preferred stock of the Company, which shares were issued in conjunction with a private placement undertaken in 1998.

On February 14, 2002, the Company entered into a Consulting Agreement with Jugal K. Taneja, a principal shareholder and Chairman of the Board of the Company, to reflect his current position as a consultant to the Company. During the three year term of the Consulting Agreement, commencing January 1, 2002, Mr. Taneja shall be deemed to be an independent contractor and is free to devote his time, energy and skill to any such person, firm or company as he deems advisable. The annual compensation payable under the agreement was $240,000, as consideration for the services to be rendered under the agreement. On October 1, 2002, upon mutual agreement between the parties, the annual base compensation payable under the agreement was reduced to $150,000. The agreement contains confidentiality and non-compete provisions.

On March 20, 2002, the Company entered into a Settlement Agreement whereby it resolved all disputes and agreed on dismissal of all pending litigation between the Company and U.S. Diversified Technologies, Inc., the holder of 310,000 shares of Series A Convertible Preferred stock of the Company and Paul Santostasi, a principal shareholder of USDTI and former Vice Chairman of the Company. Pursuant to the Settlement Agreement, the Company agreed to cause the transfer of $50,000 in cash and 287,500 shares of its investment in DrugMax to USDTI, in exchange for USDTI’s 310,000 shares of Series A Convertible Preferred stock of the Company. This exchange resulted in a recorded gain of $83,344 to the Company for the year ended March 31, 2002. The Company also agreed to cause the transfer of 45,000 shares of its investment in DrugMax to Paul Santostasi in satisfaction of $180,000 of its obligation to Mr. Santostasi, which resulted in $71,853 of compensation expense and a recorded gain of $11,280 to the Company for the year ended March 31, 2002. Upon full execution of a Release And Settlement Agreement on October 2, 2002, the $50,000 in cash and the 332,500 shares were subsequently transferred.

On March 22, 2002, the Company entered into a Sublease and Consent agreement with Innovative Health Products, Inc., a wholly-owned subsidiary of GeoPharma, whereby the Company agreed to sublease approximately 5,200 square feet of office and warehouse space for its executive offices and its operations in Largo, Florida. This facility served as the Company’s corporate headquarters and was also used for its offices, warehousing and shipping operations. The facility was sublet for a term of approximately one year, ending on March 31, 2003. The sublease contained an option to continue the sublease subsequent to March 31, 2003, on a month-to-month basis through January 10, 2004, unless terminated earlier. The option to continue was exercised and on January 1, 2004 the Company terminated the sublease. The rental under the sublease was $33,384 annually.

Effective June 30, 2002, the Company entered into a Conversion Agreement with Vertical Health Solutions, Inc., an affiliate of the Company, whereby the parties agreed to convert the Company’s notes receivable from Vertical, with a balance of unpaid principal and interest due of $429,846, into 429,846 shares of Series A preferred stock of Vertical. Effective October 1, 2003, the Company sold 250,000 shares of Series A Preferred Stock of Vertical for $250,000. Also effective October 1, 2003, the Company’s remaining 179,846 shares of Series A Preferred Stock of Vertical were converted into 899,230 (179,846 pre-split) shares of common stock of Vertical, and the Company received payment of $53,936 of dividends receivable from Vertical in the form of 269,680 (53,936 pre-split) shares of common stock of Vertical. In November 2003 Vertical’s common shares were split on a five-for-one basis such that for each share of Vertical common stock held by the Company, four additional shares were received. Subsequent to the stock split, the Company owned 1,530,820 shares, or approximately 11.2% of Vertical. In January 2004, Vertical’s stock began publicly trading. Jugal K. Taneja, a principal shareholder and Chairman of the Board of the Company is also a principal shareholder and a director of Vertical. For the years ended March 31, 2004 and 2003, the Company charged Vertical consulting fees totaling $8,725 and $6,063, respectively, for accounting and administrative services. The charge is on an hourly basis for services rendered. As of March 31, 2004 and 2003, approximately $4,138 and $6,063, respectively, were due from Vertical and are included in amounts due from affiliates. As of March 31, 2004, the Company’s investment in Vertical is included in marketable equity securities, net.

As of December 31, 2001, there were holders of record of 30,000 shares of Series B 6% Cumulative Convertible Preferred stock of the Company. In July 2002, the Company declared a dividend distribution in the form of 23,709 shares of its investment in GeoPharma’s common stock, to holders of record as of December 31, 2001, of Company Series B 6% Cumulative Convertible Preferred stock. The payment rate was .790327 shares of GeoPharma common stock for each share of the Company’s common stock held as of July 9, 2002, by these shareholders.

On October 10, 2002, the Board of Directors of the Company approved the declaration of a dividend distribution to holders of record of its issued and outstanding common shares as of October 10, 2002, in the form of approximately 1,933,000 shares of its investment in DrugMax, Inc., a publicly traded Company. Jugal K. Taneja, a principal shareholder and Chairman of the Board of the Company is also a principal shareholder, Chief Executive Officer, and Chairman of the Board of DrugMax and William LaGamba, a principal shareholder of the Company, is also a director, Chief Operating Officer and President of DrugMax. On November 22, 2002, the Company distributed 1,933,000 shares of DrugMax to its shareholders. The payment rate was .626882 shares of DrugMax common stock for each share of the Company’s common stock held on October 10, 2002. The Company only distributed whole shares and any fractional shares to which shareholders would otherwise be entitled were rounded down to the nearest whole share. For the years ended March 31, 2004 and 2003, sales of products to subsidiaries of DrugMax were approximately zero and $5,760, respectively. As of March 31, 2004, $1,274 was due from DrugMax and is included in amounts due from affiliates.

Effective December 20, 2002, the Company granted options to purchase a total of 700,000 (125,000 pre-split) shares of common stock to its officers and directors under its 1999 Stock Option Plan. Effective January 23, 2004, the Company granted options to purchase a total of 205,000 shares of common stock to its officers and directors under its 1999 Stock Option Plan. All of the foregoing options vest approximately equally over three years. As of March 31, 2004, 233,324 of such options were vested, with 671,676 being nonvested.

On January 1, 2004, the Company entered into a verbal agreement with GeoPharma, whereby the Company agreed to sublease approximately 5,131 square feet of office and warehouse space for its executive offices and its operations in Largo, Florida. This facility serves as the Company’s corporate headquarters and is also used for its offices, warehousing and shipping operations. The facility is sublet for a term of two years ending on December 31, 2005. The Company is in the process of finalizing a written agreement with GeoPharma. The sublease will contain an annual option to continue the sublease subsequent to December 31, 2005 and a provision for an annual cost-of-living increase. The initial rental under the sublease is $41,066 annually.

Amounts due from and to affiliates represent balances owed to or from the Company for sales or purchases occurring in the normal course of business. Amounts due from and to these affiliates are in the nature of trade payables or receivables and fluctuate based on sales and purchasing volume and payments received. Management of the Company believes that material affiliated transactions and loans, and business relationships entered into by the Company or its subsidiaries with certain of its officers, directors and principal shareholders or their affiliates were on terms no less favorable than the Company could have obtained from independent third parties. Any future transactions between the Company and its officers, directors or affiliates will be subject to approval by a majority of disinterested directors or shareholders in accordance with Florida law.

The Company owns 30%, or 300,000 shares of common stock of Tribeca Beverage Company (“Tribeca”), an affiliate of Jugal K. Taneja, a principal shareholder and Chairman of the Board of the Company, and Mandeep K. Taneja, a director, Chief Executive Officer and President of the Company. The investment was accounted for under the equity method until March 31, 2003, at which time, as a result of management’s analysis, it was determined that the investment was worthless and the Company recognized an impairment loss of $166,939 in the investment. As of March 31, 2004 and 2003, $1,281 and $4,278, respectively, were due to Tribeca and are included in obligations to affiliates.

For the years ended March 31, 2004 and 2003, purchases of products from subsidiaries of GeoPharma were $698,559 and $164,922, respectively, and sales of products to subsidiaries of GeoPharma were $2,900 and $3,574, respectively. As of March 31, 2004 and 2003, $242,113 and $29,140, respectively, were due to subsidiaries of GeoPharma and are included in obligations to affiliates.

Research and development is primarily contracted through GeoPharma, and product nutritional information, as well as product label requirements, are prepared by GeoPharma’s regulatory staff personnel. Research and development costs have been immaterial to the operations of the Company, and are charged to expense as incurred.

For the years ended March 31, 2004 and 2003, purchases of products from T & L, Inc. (“T&L”), an affiliate of Mandeep K. Taneja, a director, Chief Executive Officer and President of the Company, were approximately $89,642 and $2,262, respectively, and sales of products to T&L were approximately zero and $37, respectively. For the year ended March 31, 2004, the Company charged T&L fees totaling $1,454 for prescription services provided. The charge is on an hourly basis for services rendered. As of March 31, 2004 and 2003, approximately $5,192 and zero, respectively, were due from T&L and are included in amounts due from affiliates, and $1,898 and zero, respectively, were due to T&L and are included in obligations to affiliates.

For the year ended March 31, 2004, sales of products to Generilean Health Systems, LLC (“GHS”), an affiliate of the Company, were $393.

For the year ended March 31, 2004, sales of products to OTB Products, LLC (“OTB”), an affiliate of the Company, were $11,514. In addition, for the year ended March 31, 2004, the Company charged OTB fees of $37,890 for prescription services provided and $5,856 for consulting services provided. The charges were based on both hourly and monthly rates. OTB is a 50% partner in Generilean, a Florida limited liability company in which the Company is a 50% partner.

In February 2004, the Company issued 260,000 shares of its common stock to William LaGamba, a principal shareholder of the Company, in payment of consulting services provided to the Company during the year ended March 31, 2004, of approximately $79,834, and in full satisfaction of an outstanding obligation to Mr. LaGamba of approximately $50,166, including interest at the rate of 7% per annum, for working capital advances made to the Company.

2.	AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE PREFERRED STOCK

The board of directors has adopted, subject to stockholder approval, an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of “blank check” preferred stock from 2,000,000 to 5,000,000, and to eliminate previously authorized classes of preferred stock for which no shares are currently outstanding.

The following summary is subject to, and qualified in its entirety by reference to, the proposed amended and restated certificate of incorporation, which is attached to this document as Appendix A and is incorporated by reference in this document. We urge you to read the amended and restated certificate of incorporation carefully and in its entirety.

Pursuant to the laws of the state of Florida and our amended and restated articles of incorporation, our board of directors currently has the authority, without further action by our stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the privileges and rights of each series. Our board of directors is now requesting that the stockholders approve an increase in the number of shares of preferred stock which we can issue from 2 million to 5 million. Currently, we do not have any shares of preferred stock outstanding, although two classes were previously authorized, none of such shares are presently outstanding. However, the board of directors believes that increasing the number of authorized but unissued shares of preferred stock will provide the board with further flexibility to raise capital and to protect the company against unsolicited takeover attempts. However, when designating and issuing the preferred stock, the board of directors may issue shares with voting, conversion or other rights that could adversely affect the voting power and other rights of the common stockholders. Further, this type of “blank check preferred stock” makes it possible for us to issue preferred stock quickly with terms calculated to delay or prevent a change in our control or make removal of our management more difficult. Additionally, if we issue the preferred stock, the market price of common stock may decrease, and voting and other rights may decrease.

The board of directors recommends a vote “ FOR “ the proposals to to our amend our amended and restated certificate of incorporation to increase the number of authorized shares of “blank check” preferred stock from 2,000,000 to 5,000,000, and to eliminate previously authorized classes of preferred stock for which no shares are currently outstanding.

3.	APPROVAL OF REVERSE STOCK SPLIT

General

The Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of outstanding shares of common stock at a ratio between four-for-five and one-for-two, as determined at the discretion of the board of directors to be in the best interests of Dynamic Health. The board of directors believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the board of directors with maximum flexibility to achieve the purposes of the reverse stock split.

The reverse stock split will be affected by filing an amendment to our amended and restated certificate of incorporation with the State of Florida. The certificate of amendment will effect a reverse stock split of the shares by reducing the number of issued and outstanding shares of common stock by the ratio determined by the board of directors to be in the best interests of Dynamic Health, but will not change the number of authorized shares of common stock or preferred stock or the par value of the common stock or preferred stock.

Purpose

The board of directors is recommending that you empower the board of directors to effectuate, in the board of directors’ discretion, the reverse stock split within the foregoing ratios for the following reasons:

•	Because the board of directors believes a higher stock price may help generate investor interest in Dynamic Health and help Dynamic Health attract and retain employees and other service providers; and

•	Because Dynamic Health may wish to apply for listing of its securities on a stock exchange and a higher shares price may be required to satisfy any listing requirements.

The board of directors believes that a higher stock price would help Dynamic Health attract and retain employees and other service providers. The board of directors believes that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per share price of our common stock, the board of directors believes this increase will enhance our ability to attract and retain employees and service providers. Further, in deciding at what ratio to effectuate the reverse stock split, the board of directors will consider that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Most investment funds are reluctant to invest in lower priced stocks.

Risks of Reverse Stock Split

Although the purpose of the reverse stock split is to increase our stock price, there can be no assurance that it will have this effect or that we will be able to maintain our stock price at or above any price required for an exchange listing. Further, even though the reverse stock split, by itself, would not impact our assets or prospects, the reverse stock split could be followed by a decrease in the aggregate market value of the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	The market price per new share of our common stock after the reverse stock split will rise in proportion To the reduction in the number of old shares of our common stock outstanding before the reverse stock split;

•	The market price per share will either exceed or remain in excess of the the minimum bid price as required by various exchanges for initial listing or that we will otherwise meet the requirements for initial inclusion for trading on any exchange;

•	The reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or

•	The reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

After the reverse stock split, the market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of stockholders of Dynamic Health who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there is no assurance that the reverse stock split will achieve the desired results that are outlined herein.

The board of directors, however, believes that these risks are offset by the prospect that the reverse stock split will improve the likelihood that any initial listing application will be approved by an exchange. Accordingly, the board of directors adopted resolutions declaring the advisability of, and hereby submits to our stockholders for approval, a proposal to amend our restated certificate of incorporation to effect a reverse stock split of outstanding shares of common stock at a ratio between four-for-five and one-for-two to be determined at the discretion of the board of directors. The judgment of the board of directors as to the ratio shall be conclusive.

Principal Effects of the Reverse Stock Split

Corporate Matters

The reverse stock split would have the following effects on the number of shares of common stock outstanding:

•	Each old share of Dynamic Health will be exchanged for a lesser number of new shares based on the ratio determined by the board of directors;

•	The aggregate number of shares of our common stock issued and outstanding also will be reduced based on such ratio;

•	All outstanding options and warrants entitling the holders thereof to purchase shares of our common stock also will be adjusted based on such ratio; and

•	The number of shares reserved for issuance under our stock options plans will be reduced based on such ratio.

The reverse stock split will be effected simultaneously for all common stock and the exchange number will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Dynamic Health, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders that hold less than two or one shares, depending on the split ratio determined by the board of directors. This, however, is not the purpose for which we are effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Fractional Shares

No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the numerator of the ratio determined by the board of directors, will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will be based on the average closing price per share of our common stock as reported on the OTC Bulletin Board the 10 trading days immediately preceding the effective date of the reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Dynamic Health is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Authorized Shares

The reverse stock split will have no effect on the total number of authorized shares of common and preferred stock.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to common stock will be reduced based on the stock split ratio selected by the board of directors, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of Dynamic Health common stock outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of Dynamic Health with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of Dynamic Health, nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders.

Procedure For Effecting Reverse Stock Split and Exchange of Stock Certificates

If the stockholders approve the reverse stock split and the board of directors still believes that the reverse stock split is in the best interests of Dynamic Health and its stockholders, we will file an amendment to our restated certificate of incorporation with the Secretary of State of the State of Florida. The reverse stock split will become effective at the time specified in the amendment, which will be determined by the board of directors and which is referred to as the “effective time.” Beginning at the effective time, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent, Registrar and Transfer Co., will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in the letter of transmittal we send to our stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

If your certificate representing shares of common stock is lost, destroyed or stolen, you will be entitled to issuance of a new stock certificate representing post-split shares upon compliance with such requirements as Dynamic Health and its exchange agent customarily apply in connection with lost, destroyed or stolen certificates.

Even if the stockholders approve the reverse stock split, Dynamic Health reserves the right to not effect the reverse stock split if in the board of directors opinion it would not be in the best interests of Dynamic Health and its stockholders to effect such reverse stock split.

No Dissenter’s Rights

Under the Florida law, stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares of Dynamic Health were, and the new shares that result from the reverse stock split will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of old shares for new shares pursuant to the reverse stock split. The aggregate tax basis of the new shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the old shares exchanged therefore. In general, stockholders who receive cash upon redemption of their fractional share interests in the new shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The stockholder’s holding period for the new shares will include the period during which the stockholder held the old shares surrendered in the reverse stock split.

Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Recommendation of Board of Directors

The board of directors unanimously recommends that you vote “FOR” the proposal to effect a reverse stock split, in the discretion of the board, at a ratio of between four-for-five and one-for-two, to be implemented at the discretion of the board and in accordance with the summary set forth above.

4.	OTHER BUSINESS

The Board of Directors knows of no other matters which are likely to be brought before the Meeting. If any matter not described herein should be presented for Stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR

PRESENTATION AT THE 2005 ANNUAL MEETING

Any stockholder intending to present a proposal at the 2005 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy materials for such meeting must, in addition to meeting other applicable requirements under the rules and regulations of the Securities and Exchange Commission and the Company’s By-Laws, submit such proposal to Cani I. Shuman, Secretary, in writing no later than March 30, 2005. The complete By-Law provisions governing stockholder proposals are available to any stockholder without charge upon request from the Secretary of the Company.

A copy of the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2004 (the “Annual Report”), including financial statements, accompanies this proxy statement. The Company filed its Annual Report on Form 10-KSB with the Securities and Exchange Commission on June 29, 2004. Stockholders may obtain a copy of this report, without charge, by writing to: Dynamic Health Products, Inc., 6911 Bryan Dairy Road, Suite 210, Largo, Florida 33777.

By Order of the Board of Directors,

/s/ Cani I. Shuman
Cani I. Shuman
Chief Financial Officer, Secretary, Treasurer and Director

Dated: January 14, 2005

Appendix A

ARTICLES OF RESTATEMENT

to the

ARTICLES OF INCORPORATION

of

DYNAMIC HEALTH PRODUCTS, INC.

ARTICLE I

Name

The name of the Corporation is Dynamic Health Products, Inc.

ARTICLE II

Principal Office

The Corporation shall maintain its principal office at 6911 Bryan Dairy Road, Suite 210, Largo, FL 33777, or at such other place as the Board of Directors may designate from time to time.

ARTICLE III

Authorized Shares

The total number of shares which the corporation shall have the authority to issue shall be fifty million (50,000,000) shares, consisting of forty five million (45,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock, all having a par value of $0.01 per share. The preferred stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of preferred stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different shares of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided. The issued and outstanding shares of common stock of the corporation shall be reverse split on a [    ] for [    ] basis, effective as of [    ], 2005. Such reverse stock split shall affect the number of authorized but unissued shares of common stock.

Authority is hereby expressly granted to the Board of Directors from time to time to provide for the issuance of preferred stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof including without limitation, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Florida Business Corporation Act. Without limited the generality of the foregoing, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior or ranked equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in a resolution establishing a series of Preferred Stock, no vote of the holders of the preferred stock or common stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Articles of Incorporation.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Florida as may be required by the Florida Business Corporation Act including, without limitation, an amendment to the Articles of Incorporation.

ARTICLE IV

Registered Agent and Office

The registered agent of the Corporation is Jugal K. Taneja and his address is 6950 Bryan Dairy Road, Largo, Florida 33777.

ARTICLE V

Board of Directors

Section 1. Number, election and terms of Directors. Except as otherwise fixed by or pursuant to the provisions of Article III hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Company shall be fixed from time to time by or pursuant to the Bylaws of the Company. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Company, one class to be originally classified for a term expiring at the annual meeting of shareholders to be held in 1999, another class to be originally classified for a term expiring at the annual meeting of shareholders to be held in 2000, and another class to be originally classified for a term expiring at the annual meeting of shareholders to be held in 2001, with each director to hold office until his or her successor shall have been duly elected and qualified. At each meeting of the shareholders of the Company, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

Section 2. Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article III hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duty elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 50% of the voting power of all shares of the Company entitled to vote generally in the election of Directors, voting together as a single class.

Section 4. Amendment, repeal, or alteration. Notwithstanding anything contained in these Amended and restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 50% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article V.

ARTICLE VI

Section 1. Calling of Special Shareholders Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders of the Company may be called only by the Chairman of the Board, by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by written requests signed, dated and delivered to the Secretary of the Company by the holders of record of at least 35% of all the votes entitled to be cast on the issues proposed to be considered at the meeting and describing the purposes for which it is to be held.

Section 2. Amendment, repeal, or alteration. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 50% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VI.

ARTICLE VII

Section 1. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days prior to the meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in this Articles to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article VII. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article VII and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2. Amendment, repeal, or alteration. Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 50% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VII.

ARTICLE VIII

Section 1. Eligibility to Make Nominations. Nominations of candidates for election as directors of the Company at any meeting of shareholders called for election of directors, in whole or in part (an “Election Meeting”), may be made by the Board of Directors (“Board”) or by any shareholder entitled to vote at such Election Meeting.

Section 2. Procedure for Nominations by the Board of Directors. Nominations made by the Board shall be made as provided in the Bylaws.

Section 3. Procedure for Nominations by Shareholders. Not less than 60 days prior to the date of the Election Meeting any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Company setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the

U.S. Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a director of the Company, if elected, of each such nominee.

Section 4. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 2 or Section 3 hereof and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the shareholder who proposed such nominee, as the case maybe, may designate a substitute nominee.

Section 5. Determination of Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

Section 6. Amendment, repeal, or alteration. Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 50% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VIII, unless such alteration, amendment, or repeal is unanimously recommended by the Board of Directors.

ARTICLE IX

Indemnification

The Corporation shall indemnify such persons as it is permitted to indemnify by Section 607.0850 of the Florida Business Corporation Act, and the heirs, executors, and administrators of such persons, to the full extent permitted by, but in accordance with the provisions of that Section. Reference to Section 607.0850 in the previous sentence shall constitute a reference to any legislation hereafter enacted by the Florida Legislature on the same general subject as present Section 607.0850, whether by amendment of that Section or by substitution of differently numbered material for it. Notwithstanding the foregoing, except as otherwise required by Section 607.0850, a person who would be entitled to indemnity only as an agent (a director, officer, employee or trustee not to be considered an “agent” for purposes of this sentence) of the corporation or only as an agent of another entity, shall not be entitled to indemnity.

PROXY	PROXY

DYNAMIC HEALTH PRODUCTS, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON FEBRUARY 17, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jugal K. Taneja and Cani I. Shuman, or either or them, as proxies, each with the power to appoint his or her substitute, to represent and to vote all the shares of common stock of Dynamic Health Products, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on February 17, 2005 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Dynamic Health Products, Inc. to be held at 6911 Bryan Dairy Road, Suite 210, Largo, Florida 33777, at 10:00 a.m., local time, on February 17, 2005.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

1.	Election of directors:

Nominees:	For	Against
Jugal K. Taneja	☐	☐
Mandeep K. Taneja	☐	☐
Cani I. Shuman	☐	☐
Kotha S. Sekharam	☐	☐
Rakesh K. Sharma, M.D.	☐	☐
Morton L. Stone	☐	☐
David Brown	☐	☐

2.	Proposal to approve an amendment to the Company’s amended and restated certificate of incorporation to increase the authorized shares of the Company’s preferred stock from 2,000,000 to 5,000,000.

For	Against	Withheld
☐	☐	☐

3.	Proposal to approve a reverse stock split of the Company’s common stock at a ratio of between four-for-five and one-for-two, to be implemented within 90 days of the shareholders’ meeting at the discretion of the Company’s board of directors.

For	Against	Withheld
☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

For	Against	Withheld
☐	☐	☐

If you plan to attend the Annual Meeting please mark this box ☐

Dated:                    , 200

Signature

Name (printed)

Title

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.